CHURCH LOANS & INVESTMENTS
                                              A Real Estate Investment Trust

March 30, 1999



The Biltmore Group of Louisiana, LLC
Attn: Joanne Caldwell-Bayles
507 Trenton St
West Monroe, LA 71291

Re:    Minden, LA Project

Dear Mrs. Caldwell-Bayles:

This will constitute the cimmitment of Church Loans & Investments
Trust ("Church Loans") to loan to The Biltmore Group, W. Monroe, LA ("Borrower") the sum of $1,368,520, or any amount less than that amount as the Borrower may need less any title insurance, appraisal costs, mortgage registration tax and all other closing costs and expense that may be incurred by Church Loans in connection with the funding and collection of the loan.

This commitment shall be subject to the following conditions:

     1. That the Borrower pay to Church Loans a commitment fee equal to 1/2% (one-half percent) of the principal amount of the funds to be advanced to the Borrower under, the terms of this commitment. Such commitment fee is due and payable upon Borrower's acceptance and execution of this commitment letter. Such fee is not interest, but is paid and payable to Church Loans to induce Church Loans to enter into this loan commitment and to compensate Church Loans for making available the funds necessary to fund the entire amount of the committed loan whether or not such amount is advanced.

     2. That should the proceeds from the sale of the bonds through MMR Investment Bankers ("MMR") and other participating broker/dealers, after the payment of the expenses associated with the bond offering and the establishment of the first six months sinking fund reserve, be insufficient to pay the unpaid principal and interest upon the loan made by First Republic Bank, Monroe, LA ("'First National"), at the option of the Borrower said loan by Church Loans shall be as follows:

         (a) The term of this loan shall be for a period of one (1) year upon the following terms and conditions:

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The Biltmore Group of Louisiana, LLC
Attn:  Joanne Caldwell-Bayles
West Monroe, LA
Minden, LA Project
March 30, 1999
Page 2


               (1) The Borrower shall be current upon all of its outstanding debt obligations, to include, but not necessarily restricted to all sinking fund payments payable to the trustee in connection with the bonds to be offered through MMR and other participating broker/dealers.

               (2) The amount of this loan shall be the lesser of (i) the unpaid principal upon the loan made by First National, or
                    (ii) the unpaid principal amount of all unsold bonds offered through MMR and other participating broker/dealers described above. Any principal amount of the First National loan in excess of the amount of the unsold bonds must be paid in full by Borrower, prior to the funding of this loan.

               (3) The Borrower sha11 submit the Feasibilty Study regarding this project, along with related financial data. Funding of this loan shall be contingent upon the review and acceptance as to quality by Church Loans based on its own criteria.

               (4) The interest rate upon this loan shall be at a variable rate equal to 2% per annum in excess of the "Prime Rate" of interest published by the Wall Street Journal under heading "Money Rates".

               (5) The interest upon the unpaid principal balance of this loan shall be payable monthly.

               (6) The principal upon this loan shall be paid on or before one year from date.

               (7) The Borrower shall pay Church Loins a loan fee equal to 2% (two points) of the principal amount of this loan.

               (8) The Borrower shall deposit with Church Loans the additional sum of $2,500.00 which are the legal fees, to be incurred by Church Loans in connection with this loan.

               (9) The total amount Of this loan and the sold bonds shall not exceed 66 2/3% of the appraised market value of the collateral.

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The Biltmore Group of Louisiana, LLC
Attn: Joanne Caldwell-Bayles
West Monroe, LA
Minden, LA Project
March 30, 1999
Page 3


          (b) If on the maturity of this one year loan, should the proceeds from the sale of the bonds to be offered by the Borrower through MMR and other participating broker/dealers be insufficient to pay the unpaid princpal and interest upon this loan then, at the option of the Borrower, the principal amount of this loan in regard to the Minden issue, shall be renewed and extended by Church Loans into a permanent loan upon the following terms and conditions:

               (1) The Borrower shall be current upon all of its outstanding debt obligations, to include. but not necessarily restricted to to all sinking fund payments payable to the trustee in connection with the bonds to be offered through MMR and other participating broker/dealers, and all interest payments upon the loan to be made by Church Loans to the Borrower under the terms of this commitment.
               (2) The permanent loan shall bear interest at the same rate as described in paragraph (a) (3) above.

               (3) The amount of the permanent loan shall be payable in equal, or as equal as possible due to the variable rate of interest on the loan, monthly installments of principal and interest over a period of thirteen years, however, the loan shall be due and payable in full, with interest, at the date of the final maturity of the bonds. Borrower shall have the right to prepay the loan at any time without penalty.

               (4) The Borrower shall pay to Church Loans an additional loan renewal fee equal to 5% (five points) of the principal amount of the permanent loan.

               (5) The Borrower shall deposit with Church Loans an additional sum of $2,500.00 which are the legal fees to be incurred by Church Loans in connection with the permanent loan.

               (6) The loan shall continue to be secured on are equal basis with the outstanding bonds to be issued by the borrower through MMR and other participating broker/dealers upon all property to be given by the Borrower to secure the loan committed herein.
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The Biltmore Group of Louisiana, LLC
Attn: Joanne Caldwell-Bayles
West Monroe, LA
Minden, LA Project
March 30, 1999
Page 4


               (7) The total amount Of the loan and sold bonds shall not excced 66 2/3% of the appraised market value of the property.

          (c) Until such time as the loans committed herein are paid in full, the Borrower shall not further encumber the property security the payment of said loans, either by placing additional mortgages or deeds of trust upon said property, or by increasing the indebtedness of the Borrower under any Trust Indenture, mortgage or deed of trust or other security documents associated with the sale of bonds secured by said property. Should the Borrower additionally encumber the property securing the loans committed hereby prior to their payment in full, Church Loans shall have the right to declare the unpaid principal and interest upon said loans immediately due and payable upon thirty days notice to the Borrower.

          (d) The term "bonds" as used herein shall mean and refer to the series of bonds dedicated to the Minden, Louisiana project.

The acceptance of this commitment must be indicated by the Borrower's signing and returning the original copy of this letter within fifteen (15) days from the date hereof.

Sincerely yours,


/S/KELLY ARCHER

Kelly Archer
Manager of Operations/CFO


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The Biltmore Group of Louisiana, LLC
Attn: Joanne Caldwell-Bayles
West Monroe, LA
Minden, LA Project
March 30, 1999
Page 5




The above commitment has been agreed to and accepted by the undersigned Managing Member of The Biltmore Group of Louisiana, LLC.


Date  4/6/99
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  /S/SUNSHINE GANTT           THE BILTMORE GROUP OF LOUISIANA, LLC.
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  CORPORATE SECRETARY         /S/JOANNE CALDWELL-BAYLES  MG MEMBER
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